UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2013

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE	52498
Cedar Rapids, Iowa
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 22, 2013, the Company announced the promotion of Colin R. Mahoney to Senior Vice President, International and Service Solutions and the upcoming retirement of Gregory S. Churchill. The Company's press release announcing these management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Churchill has departed from his prior position described in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 ("Form 10-K"). Information about Mr. Churchill can be found in the Company's Form 10-K.

Colin R. Mahoney (47) previously served as Vice President of Sales, Marketing and Support, Commercial Systems from June 2009 to February 2013; and Senior Director of Sales, Business and Regional Systems prior thereto. There are no relationships or arrangements regarding Mr. Mahoney that are disclosable pursuant to Items 401(b), or 401 (d) or 404 (a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated February 22, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 26, 2013	By	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index

99.1        Press Release of the Company dated February 22, 2013